                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [X]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED
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                (Name of Registrant as Specified in Its Charter)

                                 Horejsi, Inc.
                            Lola Brown Trust No. 1B
                             Badlands Trust Company
                         Stewart R. Horejsi Trust No. 2
                               Stewart R. Horejsi
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1) Title of each class of securities to which transaction applies:
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     (2) Aggregate number of securities to which transaction applies:
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     (3) Per-unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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

                               STEWART R. HOREJSI
                                 MARCH 17, 1998

Dear Fellow Shareholder:

     We represent the largest shareholder of the Preferred Income Management Fund Incorporated (the "Fund"). Horejsi, Inc., together with Stewart R. Horejsi, the Lola Brown Trust No. 1B, Badlands Trust Company, and the Stewart R. Horejsi Trust No. 2, are concerned that the Fund's present investment focus may not take advantage of the recent changes in the federal income tax laws and may not be positioned to maximize value to shareholders.

     We believe the Fund's Board of Directors should consider changing the Fund's investment focus. If the Board determines to change the Fund's investment focus, we would not advocate a sudden change, but rather a gradual transition. Toward this end, we are seeking your support in electing our two nominees, Stewart R. Horejsi and James G. Duff, to the Board of Directors of the Fund at the April 17, 1998 Annual Meeting of Shareholders.

     I became a member of the Board of Directors of the Fund in July 1997. Since then, I have become convinced that the Fund's investment objective should be one of maximizing the after tax return received by its shareholders, particularly in view of the recent changes in the Federal income tax code which have lowered taxes on long term capital gains. More specifically, I believe, and have proposed to management of the Fund and the Board, that the Fund should:

     - consider changing the Fund's investment focus to emphasize capital gains rather than current income, thereby reducing taxes paid by the Fund's shareholders,

     - consider selling a significant portion of the Fund's preferred stock portfolio and reinvest the proceeds in common stocks of companies that offer the potential for growth. Ideally, the Fund's managers might identify a small number of common stocks that offer good long term investment prospects, including common stocks of troubled companies, and consider investing in other investment companies, and

     - consider retaining and reinvesting the maximum amounts of income and gains that can be retained, consistent with federal income tax requirements.

     In addition, I believe the Fund should consider changing from a "diversified" to a "nondiversified" investment company to enable the Fund, when the opportunity arises, to take a larger position in the securities of a particular company or group of companies than is permitted for diversified funds.

     I have also proposed appointing a chief executive officer of the Fund who is unaffiliated with the Fund's investment advisor and, if the Fund's investment focus is changed, to consider renaming the Fund to reflect any new investment focus.

     In addition, I believe the Fund should adopt a policy to prohibit its directors from receiving fees from the Funds' investment advisor or any companies controlled or advised by the Fund's investment advisor. Currently, all directors other than me receive compensation either from Flaherty & Crumrine Incorporated, the Fund's current investment advisor ("Flaherty & Crumrine"), or from Preferred Income Fund Incorporated and Preferred Income Opportunity Fund Incorporated, both of which are also advised by Flaherty & Crumrine.

     Although I believe that Flaherty & Crumrine should continue to advise the Fund with respect to the preferred stock and fixed income portion of its portfolio, I have suggested to the Board that a company which I control might be better suited to implement a new investment focus for the Fund than Flaherty & Crumrine.

     On February 10, 1998, the Board established a special committee of four directors to consider my proposals, but has not taken any action on them.

     On several occasions between February 25, 1998 and March 10, 1998, I spoke by telephone with Mr. Flaherty and discussed our plans to solicit proxies for election of directors at the Fund's Annual Meeting of Shareholders on April 17, 1998 and my other proposals. On February 26, 1998, Mr. Flaherty indicated that, if we would be willing to withdraw our solicitation of proxies at the Fund's Annual Meeting, he would be willing to recommend that the Fund's Board be expanded from seven to nine members, with the vacancies filled by me and two of our nominees. I advised Mr. Flaherty that, if offered by the Board of the Fund, we would accept such proposal. However, my preliminary settlement discussions with Messrs. Flaherty and Morgan Gust, Chairman of the Special Committee, during the weeks of March 1, 1998 and March 8, 1998, did not result in a definitive settlement agreement. Consequently, because of the time remaining before the Annual Meeting, we decided we had no alternative other than to go forward with our plan to solicit proxies for the election of directors at the Fund's Annual Meeting.

     On March 11, 1998, rather than increasing the size of the Board, the other Board members reduced the size of the Board from seven to six members and took my name off the slate of nominees originally proposed by the Fund's nominating committee and full Board for election at the Annual Meeting. I believe this action was primarily designed to stop the Fund's shareholders from electing three directors this year and is a disturbing indication of the Board's approach.

     The S&P 500 Total Returns increased at a compound annual rate of approximately 30.4% over the three year period ended November 30, 1997 and at a rate of approximately 28.5% for the year ended November 30, 1997. However, according to management's Annual Report, the total return on net asset value of the Fund's shares during the same periods under management's direction was only 19.4% and 14.7% , respectively. Although I cannot assure you that the Fund's future performance will equal or exceed the growth rate of the S&P 500 Total Returns or the Fund's historical total returns, I strongly believe that the Fund's results could be better if new investment policies were followed, rather than those of current management.

     Mr. Duff has indicated to me that, if elected to the Board of Directors of the Fund, he will support my efforts to cause the full Board of Directors of the Fund to consider implementation of a new investment focus.

     Shareholders should be aware, however, that, the implementation of our proposals will take time. Even if our nominees are elected to the Board of Directors of the Fund, they will constitute only two of the six members of the Board and they may not be able to persuade other Board members to take any actions that they propose. In addition, several of our proposals will require shareholder approval. Consequently, even if the Board adopts our proposals, the Fund will not be able to implement the proposals unless and until they are approved by shareholders at a subsequent meeting. I do not anticipate that a meeting would be held for at least one year. Moreover, even if all of our proposals are adopted by the Board and, where required, approved by shareholders, we believe any changes in the Fund's assets should be made over time in response to market conditions and investment opportunities.

     PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE THAT HAS BEEN PROVIDED.

     It is important that you not return any proxy card sent to you by the Fund if you wish to support our nominees. If you have returned a proxy card sent to you by the Fund, you have the right to revoke that proxy and vote for our nominees by signing, dating and mailing a later dated BLUE proxy card in the envelope provided. You may vote for all proposals contained in management's proxy card by using our BLUE proxy card, as explained below. If you have any questions, please contact Georgeson & Company Inc., who is assisting us in the solicitation, toll-free at 1-800-223-2064.

     There are two proposals scheduled to be voted upon at the Annual Meeting (the election of two directors of the Fund and the ratification of independent accountants of the Fund for the current fiscal year). We recommend that you vote FOR each of these proposals on the BLUE proxy card.

     All of the proposals scheduled to be voted upon at the Annual Meeting are included in our BLUE proxy card. If you wish to vote for our nominees, you may do so by completing and returning a BLUE proxy card.

     A BLUE proxy card that is returned to us or our agent will be voted as the shareholder indicates thereon. If a BLUE proxy card is returned without a vote indicated thereon, the shares represented thereby will be voted FOR the election of our nominees and FOR the ratification of the independent accountants.

                                            Sincerely yours

                                            /s/ STEWART R. HOREJSI
                                            Stewart R. Horejsi

                        PROXY STATEMENT IN OPPOSITION TO
                 THE SOLICITATION BY THE BOARD OF DIRECTORS OF
                 PREFERRED INCOME MANAGEMENT FUND INCORPORATED

                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 17, 1998

To Our Fellow Shareholders:

     This Proxy Statement and the enclosed BLUE proxy card are being furnished to holders of record on January 20, 1998 (the "Record Date") of shares of common stock, par value $0.01 per share (the "Common Stock"), of Preferred Income Management Fund Incorporated, a Maryland corporation (the "Fund"), by Horejsi, Inc., together with Stewart R. Horejsi, the Lola Brown Trust No. 1B, Badlands Trust Company, and the Stewart R. Horejsi Trust No. 2 (collectively, the "Soliciting Shareholders"), in connection with the solicitation of proxies by the Soliciting Shareholders for use at the Annual Meeting of shareholders of the Fund (the "Annual Meeting") scheduled to be held on Friday, April 17, 1998 at 9:00 a.m., Eastern Daylight time, and any and all adjournments or postponements thereof. The Annual Meeting will be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022. It is estimated that this Proxy Statement and the accompanying BLUE proxy card will first be sent to shareholders of the Fund on or about March 18, 1998.

     There are two matters scheduled to be voted upon at the Annual Meeting: (i) the election of two directors of the Fund and (ii) the ratification of the independent accountants of the Fund.

     The Soliciting Shareholders are soliciting your proxy in support of the election of their two nominees to the Board of Directors of the Fund (the "Board") so that the Board will consider taking action to change the Fund's investment focus to, among other things, take advantage of recent changes in the federal income tax laws and attempt to maximize value to shareholders.

     All of the proposals scheduled to be voted upon at the Annual Meeting are included in the Soliciting Shareholders' BLUE proxy card. If you wish to vote for the Soliciting Shareholders' nominees, you may do so by completing and returning a BLUE proxy card. A BLUE proxy card that is returned to the Soliciting Shareholders or their agent will be voted as the shareholder indicates thereon. If a BLUE proxy card is returned without a vote indicated thereon, the shares represented thereby will be voted FOR the election of the Soliciting Shareholders' nominees and FOR the ratification of the independent accountants.

     Discretionary authority is provided in the proxy sought hereby as to other business as may properly come before the meeting of which the Soliciting Shareholders are not aware as of the date of this Proxy Statement and matters incident to the conduct of the Annual Meeting, which discretionary authority will be exercised in accordance with Rule 14a-4 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended.

     The Fund currently has a total of seven directors, divided into three classes. (There are three Class I directors, whose terms expire in 1998, two Class II directors, whose terms expire in 1999, and two Class III directors, whose terms expire in 2000). As described more fully below under "Reasons for the Solicitation," on March 11, 1998, the Board of the Fund took action to reduce the size of the Board to six members (with only two Class I directors), effective immediately following the Annual Meeting. The two directors to be elected at the Annual Meeting will be Class I directors. The Soliciting Shareholders propose Stewart R. Horejsi and James G. Duff as the Class I directors (terms expiring in 2001) to be elected at the Annual Meeting. BLUE proxy cards that are properly signed, dated and returned will be voted in a manner consistent with this proposal.

     The Fund's Articles of Incorporation and Articles Supplementary (collectively, the "Articles") provide that holders of shares of the Fund's Money Market Cumulative Preferred Stock, par value $0.01 per share

(the "Preferred Stock"), voting as a single class, will be entitled to elect two directors of the Fund and that holders of Common Stock will be entitled to elect the remaining directors, subject to certain provisions under the Articles and the Investment Company Act of 1940, as amended (the "Investment Company Act"), that permit the Preferred Stockholders to elect additional directors in certain circumstances. The Preferred Stockholders are currently represented by Donald F. Crumrine, a Class II director, and Morgan Gust, a Class III director, neither of whose term expires in 1998. Accordingly, only holders of Common Stock will be entitled to vote for the election of directors at the upcoming Annual Meeting. Holders of Preferred Stock will, however, be entitled to vote, together with holders of Common Stock, for the ratification of independent auditors of the Fund. This Proxy Statement and the accompanying Blue proxy card are being sent to Preferred Stockholders for informational purposes only and not as part of the proxy solicitation of the Soliciting Shareholders.

VOTING, QUORUM

     Only shareholders of record on the Record Date will be entitled to vote at the Annual Meeting. According to information contained in the Fund's 1998 Proxy Statement, there were 9,416,743 shares of Common Stock issued and outstanding as of the Record Date, January 20, 1998. Holders of record on the Record Date will be entitled to cast one vote on each matter for each share of Common Stock held by them. Shares of Common Stock do not have cumulative voting rights. Directors of the Fund are elected by a plurality of the votes cast. The vote on the ratification of the independent accountant requires the affirmative vote of a majority of the shares of Common Stock and Preferred Stock represented, voting together as a single class on the matter. The Soliciting Shareholders recommend that shareholders vote FOR the election of their nominees, Messrs. Horejsi and Duff, and FOR the ratification of Coopers & Lybrand L.L.P., as independent accountants for the Fund.

     A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes (collectively, "abstentions") will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast" on an issue. Because of the proxy contest, brokers or nominees who do not receive voting instructions will not have the discretionary authority to vote with respect to the election of directors.

     Under the By-Laws of the Fund, a quorum for the transaction of business is constituted by the presence in person or by proxy of a majority of the outstanding shares of the Fund entitled to vote at the meeting. If a proposal is to be voted upon by only one class of the Fund's shares, a quorum of that class of shares must be present at the meeting in order for the proposal to be considered.

REVOCATION OF PROXIES

     Any proxy given in connection with the Annual Meeting (whether given to the Fund or to the Soliciting Shareholders) may be revoked by a shareholder at any time prior to the voting thereof at the Annual Meeting by delivering a written revocation of his or her proxy to the Secretary of the Fund or with the presiding officer at the Annual Meeting, by executing and delivering a later dated proxy to the Soliciting Shareholders or the Fund or their solicitation agents, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

     There is no limit on the number of times that a shareholder may revoke his or her proxy prior to the Annual Meeting. Only the latest dated, properly signed proxy card will be counted.

     IF YOU HAVE ALREADY SENT A PROXY CARD TO THE BOARD OF DIRECTORS OF THE FUND, YOU MAY REVOKE THAT PROXY AND VOTE FOR THE NOMINEES OF THE SOLICITING SHAREHOLDERS BY SIGNING, DATING AND MAILING THE ENCLOSED BLUE PROXY CARD IN THE ENVELOPE PROVIDED.

     THE BLUE PROXY CARD CONTAINS ALL OF THE PROPOSALS SCHEDULED TO BE VOTED UPON AT THE ANNUAL MEETING. IF YOU WISH TO VOTE FOR THE SOLICITING SHAREHOLDERS' NOMINEES, YOU MAY DO SO BY COMPLETING AND RETURNING A BLUE PROXY CARD. A BLUE PROXY CARD THAT IS RETURNED TO THE SOLICITING SHAREHOLDERS OR THEIR AGENT WILL BE VOTED AS THE SHAREHOLDER INDICATES THEREON. IF A BLUE PROXY CARD IS RETURNED WITHOUT A VOTE INDICATED THEREON, IT WILL BE VOTED IN FAVOR OF THE SOLICITING SHAREHOLDERS' NOMINEES AND IN FAVOR OF THE RATIFICATION OF INDEPENDENT AUDITORS.

               INFORMATION CONCERNING THE SOLICITING SHAREHOLDERS

     Horejsi, Inc., a South Dakota corporation ("HI") and the successor by merger to Horejsi Enterprises, Inc., is a holding company engaged through its affiliates in the retail sale of welding consumables, equipment and gases, the wholesale sale of bulk gases, leasing of cylinders to various wholesale and retail customers, and the financing of such activities. The business address of HI is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104. HI is the largest shareholder of the Fund (based on public filings with the Commission). As of the Record Date, HI owned 2,073,430 shares of Common Stock, representing approximately 22.0% of the issued and outstanding shares of Common Stock. Information concerning purchases of shares of Common Stock of the Fund by HI during the last two years is set forth in Exhibit 1 attached hereto. Except for 2,000 shares of Common Stock transferred to the Lola Brown Trust No. 1B (as described in Exhibit 1), HI has not sold any shares of the Fund during such period.

     The Lola Brown Trust No. 1B (the "Brown Trust"), the Ernest Horejsi Trust No. 1B (the "Ernest Horejsi Trust"), Evergreen Atlantic LLC ("Evergreen") and the Stewart Horejsi Trust No. 2 (the "Stewart Horejsi Trust") are the holders of approximately 40%, 24% 18% and 16%, respectively, of the outstanding shares of HI. Mr. Horejsi is an agent of HI and the Manager of Evergreen. By virtue of the relationships described above and his roles with HI and the primary stockholders of HI, Mr. Horejsi may be deemed to control HI and may be deemed to possess indirect beneficial ownership of the shares of Common Stock held by HI. However, Mr. Horejsi disclaims such beneficial ownership of the shares of Common Stock beneficially owned, directly or indirectly, by HI. The business address of Mr. Horejsi is located at 253 N. Santa Fe, P.O. Box 45, Salina, Kansas 67401. Susan Ciciora, Mr. Horejsi's daughter, owns approximately 1% of the outstanding shares of HI, is a director of HI and one of the three trustees of each of the Brown Trust, the Ernest Horejsi Trust and the Stewart Horejsi Trust. The business address of Ms. Ciciora is 1428 Coventry Court, Darien, Illinois 60561.

     The Brown Trust is a trust organized by Lola Brown for the benefit of her children and grandchildren. The business address of the Brown Trust is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104. As of the Record Date, the Brown Trust owned 1,581,665 shares of Common Stock, representing approximately 16.8% of the issued and outstanding shares of Common Stock. Information regarding purchases of shares of Common Stock by the Brown Trust during the last two years is set forth on Exhibit 1 attached hereto. During such period, the Brown Trust has not sold any shares of the Fund. The trustees of the Brown Trust, Badlands Trust Company ("Badlands"), Larry Dunlap and Ms. Ciciora, may be deemed to control the Brown Trust and may be deemed to possess indirect beneficial ownership of the shares held by the Brown Trust. However, none of the trustees, acting alone, can vote or exercise dispositive authority over Shares held by the Brown Trust. Accordingly, Badlands, Mr. Dunlap and Ms. Ciciora disclaim beneficial ownership of the shares of Common Stock beneficially owned, directly or indirectly, by the Brown Trust.

     Badlands is a South Dakota corporation organized to act as a private trust company to administer the Brown Trust as well as other affiliated trusts. Badlands is wholly owned by the Stewart Horejsi Trust, an irrevocable trust organized by Mr. Horejsi for the benefit of his issue. As of the Record Date, Badlands directly owned 12,735 shares of Common Stock, representing approximately 0.13% of the outstanding shares of Common Stock. Information regarding purchases of shares of Common Stock by Badlands during the last two years is set forth on Exhibit 1 attached hereto. During such period, Badlands has not sold any shares of the Fund. In addition to being a trustee of the Brown Trust, Badlands is also one of the three trustees of each of the Ernest Horejsi Trust and the Stewart Horejsi Trust. The business address of Badlands and of the Stewart Horejsi Trust is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104. By virtue of the relationships described above, Badlands, Ms. Ciciora and Robert H. Kastner, as trustees of the Stewart Horejsi Trust, may be deemed to share indirect beneficial ownership of the shares of Common Stock directly beneficially owned by Badlands. The trustees of the Stewart Horejsi Trust disclaim all such beneficial ownership. Ann M. Hartmann, Stephen C. Miller and John Raforth are the President, Vice President and Secretary, respectively, of Badlands and Messrs. Dunlap, Miller and Raforth, Ms. Hartmann and Ms. Ciciora are directors of Badlands. By virtue of such relationships, Messrs. Dunlap, Miller and Raforth and Ms. Hartman and Ms. Ciciora may be deemed to share the indirect power to vote and direct the disposition of the shares of Common Stock held by Badlands, but such persons disclaim beneficial ownership of such shares. The business address of Mr. Miller is 1680 38th Street, Suite 800, Boulder, Colorado 80301, of Mr. Dunlap is 223 N. Santa Fe, P.O. Box 121, Salina, Kansas 67401, of Mr. Raforth is 818 St. Joseph Street, P.O. Box 2670, Rapid City, South Dakota 57709 and of Ms. Hartmann is 122 South Phillips Avenue, Suite 220, Sioux Falls, South Dakota 57104.

     By virtue of the relationships and transactions described above, HI, the Brown Trust, Badlands, the Stewart Horejsi Trust and Mr. Horejsi may be deemed to constitute a group. HI disclaims beneficial ownership of the shares of Common Stock directly beneficially owned by the Brown Trust and Badlands, the Brown Trust disclaims beneficial ownership of the shares of Common Stock directly beneficially owned by HI and Badlands, and Badlands and the Stewart Horejsi Trust both disclaim beneficial ownership the shares of Common Stock directly owned by the Brown Trust and HI.

                          REASONS FOR THE SOLICITATION

     The Soliciting Shareholders have owned the Fund's Common Stock since July 22, 1996 and, through HI, the Lola Brown Trust and Badlands, have invested more than $50 million in more than 3.6 million shares of the Fund. As a result, the Soliciting Shareholders have a strong financial incentive to improve the Fund's performance. By contrast, the remaining six directors of the Fund hold fewer than 15,000 shares of the Fund.

     Mr. Horejsi became a member of the Board of the Fund in July 1997. Since that time, he concluded that the Fund should consider changing its investment focus so that, among other things, its shareholders may take advantage of the recent reduction in the federal income tax rate on capital gains.

     As a result, on January 28, 1998, at a meeting of the Fund's Board of Directors (the "January Board Meeting"), Mr. Horejsi advised the Board that he believed that the Fund should consider taking the following steps (the "Horejsi Proposal"):

     - The Fund's objective should be to maximize after the tax return received by the Fund's shareholders. In view of the recent changes in the Federal income tax code which have lowered taxes on long term capital gains, the Fund should attempt to increase after tax returns to shareholders by changing the Fund's investment focus to emphasize capital gains rather than current income, thereby reducing taxes paid by the Fund's shareholders. Specifically, Mr. Horejsi suggested that the Fund consider investing a significant portion of its portfolio in a small number of common stocks that offer good long-term investment prospects, including common stocks of troubled companies. In addition, the Fund should consider investing in other investment companies. Finally, the Fund should consider retaining and reinvesting the maximum amounts of income and gains that can be retained, consistent with tax requirements.

     - In connection with the change of the Fund's investment focus, the Fund should consider disposing of a portion of its preferred stock portfolio. Recent changes in the tax laws have permitted corporations owned by trusts to elect Subchapter S status, thereby eliminating the appeal of the deduction for preferred stock dividends received for such corporations. It is also possible that Congress will enact legislation to repeal or limit the corporate dividends received deduction for preferred stocks. If this occurs, the market value of the Fund's preferred stock portfolio could be adversely affected. Sale of a significant portion of the portfolio would reduce this risk to the Fund and its shareholders. Mr. Horejsi noted that HI may elect to be taxed as a Subchapter S corporation in the future, in which case HI would not be able to use the dividends received deduction.

     - The sale of a significant portion of the Fund's preferred stock portfolio and reinvestment of the proceeds in common stocks would be likely to reduce the dividend income received by the Fund and consequently reduce the dividends paid by the Fund to its shareholders, which may reduce current returns in the near term. However, if the Fund is able to invest in common stocks that increase in value, that increase in value should be reflected in higher market prices for the Fund's shares. Shareholders of the Fund who hold their shares for the long term will be able to take advantage of lower federal income taxes on long term capital gains as opposed to higher taxes on dividend income. Mr. Horejsi noted that investing a significant portion of the Fund's portfolio in a small number of common stocks may significantly increase the volatility of the price of the Fund's shares.

     - The Fund should consider changing from a diversified investment company to a non-diversified investment company.

     - The Fund should consider appointing a chief executive officer who is unaffiliated with the Fund's investment advisor and changing the Fund's name to reflect any new investment focus.

     - The Fund should adopt a policy to prohibit its directors from receiving fees from the Fund's investment advisor or any companies controlled or advised by the Fund's investment advisor. Currently, all directors other than Mr. Horejsi receive compensation either from Flaherty & Crumrine Incorporated ("Flaherty & Crumrine"), the Fund's current investment advisor, or from the Preferred Income Fund Incorporated and the Preferred Income Opportunity Fund Incorporated, both of which are also advised by Flaherty & Crumrine.

     Mr. Horejsi indicated that he believed Flaherty & Crumrine should continue to advise the Fund with respect to the preferred stock and fixed income portion of the Fund's portfolio, but that the Fund should consider retaining other advisors with respect to other portions of the Fund's portfolio that are outside Flaherty & Crumrine's area of expertise. Mr. Horejsi suggested that a company controlled by him might be better suited to implement a new investment focus for the Fund than Flaherty & Crumrine (although because Mr. Horejsi does not presently control a company that is registered as an investment advisor under the Investment Advisers Act of 1940, no company controlled by Mr. Horejsi would currently be able to act as the Fund's advisor). Mr. Horejsi also recommended that the Fund consider raising the investment advisory fee received on common stocks to 1.0% of market value.

     The Board of Directors indicated that they would review the Horejsi Proposal but did not take action on any of Mr. Horejsi's suggestions at the January Board Meeting.

     In view of response of the Board of Directors, Mr. Horejsi advised the Board that the Soliciting Shareholders would consider whether they should take a more active role in the Fund's management to protect the value of their investment. Mr. Horejsi also advised the Board that, while no decision had been made, the Soliciting Shareholders might consider, among other things, soliciting proxies in connection with the Fund's Annual Meeting of Shareholders with respect to the election of directors or other matters.

     On January 28, 1998, the Fund issued a press release describing the proposals made by Mr. Horejsi at the January Board Meeting. The Fund stated that, to consider the Horejsi Proposal properly, the Board of Directors would require more comprehensive information regarding such proposals.

     At a Special Meeting of the Fund's Board of Directors held on February 10, 1998, the Board established a special committee (the "Special Committee") of four independent directors, Martin Brody, David Gale, Morgan Gust and Robert F. Wulf, to consider the Horejsi Proposal. Also at such meeting, Mr. Horejsi advised the Board that he had decided to solicit proxies in connection with the Fund's Annual Meeting of Shareholders with respect to the election of directors.

     On February 18, 1998, Mr. Horejsi received a list of questions from Stroock & Stroock & Lavan L.L.P., counsel to the Special Committee, relating to the Horejsi Proposal. On February 24, 1998, Mr. Horejsi advised Mr. Gust, the Chairman of the Special Committee, by telephone that Mr. Horejsi believed it would be more appropriate to discuss the Horejsi Proposal and related questions in person at a meeting of the Special Committee. During his conversation with Mr. Gust, Mr. Horejsi emphasized that, even if all of his proposals were implemented, any changes in the Fund's assets would be made over time in response to market conditions and investment opportunities.

     On several occasions between February 25, 1998 and March 10, 1998, Mr. Horejsi conferred by telephone with Mr. Flaherty, Chairman of the Board and Chief Executive Officer of the Fund and a director of Flaherty & Crumrine, and discussed the Soliciting Shareholders' plans to solicit proxies for election of directors at the Fund's Annual Meeting of Shareholders on April 17, 1998 and Mr. Horejsi's other proposals. On February 26, 1998, Mr. Flaherty indicated that, if the Soliciting Shareholders would be willing to withdraw their planned solicitation of proxies at the Fund's Annual Meeting, Mr. Flaherty would be willing to recommend that the Fund's Board be expanded to nine members, with the vacancies filled by two of the Soliciting Shareholders' nominees, including Mr. Duff. Mr. Horejsi advised Mr. Flaherty that, if offered by the Board, the Soliciting Shareholders would accept such a proposal. However, preliminary settlement discussions among Mr. Horejsi and his counsel, on the one hand, and Messrs. Flaherty and Gust and the Fund's counsel, on the other, during the weeks of March 1, 1998 and March 8, 1998, failed to result in a definitive settlement agreement. Because of the amount of time remaining before the Annual Meeting, the Soliciting Shareholders decided that they had no alternative but to go forward with their plans to solicit proxies for the election of directors at the Fund's Annual Meeting to be held on April 17, 1998.

     On March 11, 1998, the Board of the Fund (with Mr. Horejsi dissenting) took action to reduce the size of the Board to six members and withdrew its prior nomination of Mr. Horejsi in connection with the election of directors.

     The Soliciting Shareholders have determined to undertake this proxy solicitation because they believe that their nominees will be committed to causing the full Board of the Fund to consider action to change the Fund's investment focus as outlined in the Horejsi Proposal.

                             CERTAIN CONSIDERATIONS

     In considering whether to support the Soliciting Shareholders' nominees, shareholders of the Fund should consider the following.

     Even if the full Board of Directors of the Fund determines to implement any of the proposals that the nominees of the Soliciting Shareholders may urge the full Board to consider, there can be no assurance that any such proposals will ultimately be implemented. In addition, certain of the proposals that the nominees of the Soliciting Shareholders may urge the full Board to consider entail costs and difficulties that may impede or delay their implementation. For example, if the Board of Directors determined to propose that the Fund change from a diversified investment company (which is required to hold at least 75% of the value of its total assets in cash and cash items, Government securities, securities of other investment companies, and other securities limited in respect of any one issuer to an amount not greater than 5% of the total assets of the Fund and not more than 10% of the outstanding voting securities of such issuer) to a nondiversified investment company, pursuant to the Investment Company Act the proposal would have to be approved by shareholders of the Fund holding at least a majority of the outstanding shares.

     Moreover, the adoption of certain of Mr. Horejsi's proposals would require the Fund to change its investment objective, its concentration policy and one or more of its fundamental investment restrictions (which objective, policy and restrictions are set forth on Exhibit 2 hereto), and, as a result, would require the prior approval of the holders of a majority of the Fund's outstanding voting securities, voting together as a single class, and the approval of the holders of a majority of the Fund's outstanding Preferred Stock, voting as a separate class, as more fully described under "Shareholder Approval" in Exhibit 2 hereto. There can be no assurance that the requisite shareholder vote could be obtained. Moreover, the Fund might incur significant costs in preparing a proxy statement relating to such proposals and holding a shareholders' meeting to vote on such proposals.

     In addition, the Fund's shareholders may experience an increase in investment risk due to a reduction in diversification of investments by the Fund if the Fund's policies are changed. The Soliciting Shareholders note, however, that as a non-diversified investment company the Fund would still be required, pursuant to the Internal Revenue Code of 1986, to meet certain diversification requirements in order to qualify as a regulated investment company for tax purposes and believe that the benefits afforded by such proposals may outweigh any such increase in risk.

     Shareholders of the Fund should note that even if the Soliciting Shareholders' nominees are elected to the Board of Directors of the Fund, they will constitute only two of the six members of the Board of Directors. For these and other reasons, there can be no assurance that, even if the Soliciting Shareholders' nominees are elected, that the Fund's investment focus will be changed or that any of the steps outlined in the Horejsi Proposal will be taken. Even if the Fund's investment focus is changed, the Soliciting Shareholders' nominees will not advocate a sudden change but rather a gradual transition. The Soliciting Shareholders have not made any decision as to whether or not they will solicit proxies in future election contests involving the Fund.

                                  THE NOMINEES

     BLUE proxy cards which are signed, dated and returned to the Soliciting Shareholders or their agent, Georgeson & Company Inc. ("Georgeson"), will be voted in favor of the election of Stewart R. Horejsi and James G. Duff. Messrs. Horejsi and Duff have furnished the Soliciting Shareholders with the following information concerning their employment history and certain other matters:

     STEWART R. HOREJSI, age 60, has been principally employed as Manager of Brown Welding Supply L.L.C., a subsidiary of HI, since April 1994. Mr. Horejsi has also served as President or Manager of various subsidiaries of HI since January 1992. Mr. Horejsi has served as a Class I Director of the Fund since July 1997.

     JAMES G. DUFF, age 60, has been retired since January 1997. Mr. Duff acted as Chairman and Chief Executive Officer of USL Capital Inc., a commercial financing company ("USL Capital"), from April 1991 to December 1996, as President and Chief Executive Officer of USL Capital from January 1990 to April 1991, and as President and Chief Operating Officer of USL Capital from February 1988 to April 1990. From January 1990 to December 1996, Mr. Duff also served as Chairman and Chief Executive Officer of Air Lease Ltd., a New York Stock Exchange-listed master limited partnership ("Air Lease"). Mr. Duff was an Executive Vice President of Ford Motor Credit Company, an automotive financing company, from May 1980 to January 1988 and prior to that time held various positions at Ford Motor Company. Mr. Duff also served on the boards of directors of Air Lease, USL Capital, Ford Motor Credit Company, US Fleet Leasing Inc. and US Fleet Leasing International, Inc. Mr. Duff currently participates in a leasing program managed by Brown Welding Supply, under which equipment owned by Mr. Duff is leased to third parties.

     Each of Messrs. Horejsi and Duff are United States citizens. By virtue of the relationships discussed above under "Information Concerning the Soliciting Shareholders," Mr. Horejsi may be deemed to indirectly beneficially own the shares of Common Stock held by HI, the Brown Trust and Badlands and, as a result, may be deemed to be an "interested director" within the meaning of the Investment Company Act. Mr. Duff does not currently own, beneficially or of record, any shares of Common Stock. See "Beneficial Ownership of Common Stock." The address of Mr. Duff is 7544 South Dunn's Farm Road, Maple City, Michigan 49664.

     Each of the nominees listed above has consented to being named in this Proxy Statement and has agreed to serve as a director of the Fund if elected. None of such nominees has ever been an officer, employee, director, general partner or shareholder of Flaherty & Crumrine, the Fund's current investment advisor, or an affiliate thereof, nor has any of such nominees had any other material direct or indirect interest in such investment advisor or any of its affiliates or the Fund's administrator, First Data Investor Services Group, Inc.

     Other than fees payable by the Fund to its directors, none of the Soliciting Shareholders' nominees has any arrangement or understanding with any person with respect to any future employment by the Fund or its affiliates. According to the Fund's 1998 Proxy Statement, each director of the Fund who is not a director, officer or employee of Flaherty & Crumrine or any of their affiliates receives a fee of $9,000 per annum plus $500 for each in-person meeting and $100 for each telephone meeting, with all directors being reimbursed for travel and out-of-pocket expenses associated with attending such meetings. Directors of the Fund do not receive pension or retirement benefits from the Fund. All directors of the Fund other than Mr. Horejsi also serve as directors of, and are similarly compensated by, the two other funds in the same "fund complex," the Preferred Income Fund Incorporated and the Preferred Income Opportunity Fund Incorporated. Mr. Horejsi received compensation totaling $5,500 for his service as a director of the Fund during its 1997 fiscal year. HI has agreed to indemnify the nominees of the Soliciting Shareholders for liabilities they may incur in connection with this proxy solicitation.

     On February 6, 1997, during a meeting with Donald Crumrine, Chairman of the Board of Flaherty & Crumrine and a member of the Fund's Board of Directors, Mr. Horejsi proposed a tax-free merger of Horejsi Enterprises, Inc., the predecessor of HI ("HEI") into the Fund pursuant to which the stockholders of HEI would receive shares of Common Stock of the Fund in exchange for their stock in HEI. In this regard, Mr. Horejsi indicated that he believed that a merger of HEI into the Fund would likely require the approval of the Fund's shareholders. Shortly thereafter, on February 25, 1997, Mr. Horejsi advised Mr. Crumrine that Mr. Horejsi was withdrawing his merger proposal. Mr. Horejsi indicated that, based on further review, he believed the proposal would create income tax problems for the Fund.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of January 20, 1998 regarding the beneficial ownership of shares of Common Stock by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock (based upon information contained in filings with the Commission), (ii) each of the Soliciting Shareholders' nominees for director, (iii) the current executive officers and directors of the Fund (based on information contained in the 1998 Proxy Statement of the Fund), and (iv) all directors and executive officers as a group.

                                                                              COMMON STOCK
          NAME AND ADDRESS                  POSITION WITH THE FUND         BENEFICIALLY OWNED   PERCENT
          ----------------                  ----------------------         ------------------   -------
Horejsi, Inc.........................                 --                   2,073,430 shares      22.0%
122 South Phillips Avenue
Suite 220
Sioux Falls, SD 57104
The Lola Brown Trust No. 1B..........                 --                   1,581,665 shares      16.8%
122 South Phillips Avenue
Suite 220
Sioux Falls, SD 57104
Badlands Trust Company...............                 --                     12,735 shares          *
122 South Phillips Avenue
Suite 220
Sioux Falls, SD 57104
Stewart Horejsi Trust No. 2**........                 --                          --               --
122 South Phillips Avenue
Suite 220
Sioux Falls, SD 57104
Stewart R. Horejsi***+...............              Director                       --               --
253 North Santa Fe
Salina, KS 67401
James G. Duff........................          Director Nominee                   --               --
7544 South Dunn's Farm Road
Maple City, MI 49664

                                                                              COMMON STOCK
          NAME AND ADDRESS                  POSITION WITH THE FUND         BENEFICIALLY OWNED   PERCENT
          ----------------                  ----------------------         ------------------   -------
Robert T. Flaherty***++..............  Director, Chairman of the Board,      8,169 shares           *
301 E. Colorado Boulevard                President and Chief Executive
Suite 720                                           Officer
Pasadena, CA 91101
Donald F. Crumrine***++..............      Director, Chief Financial         8,169 shares           *
                                                   Officer,
301 E. Colorado Boulevard                  Chief Accounting Officer,
Suite 720                                Vice President and Secretary
Pasadena, CA 91101
Martin Brody.........................              Director                   508 shares            *
c/o HMK Associates
30 Columbia Turnpike
Florham Park, NJ 07932
David Gale...........................              Director                  1,000 shares           *
Delta Dividend Group, Inc.
301 Pine Street
San Francisco, CA 94104
Robert F. Wulf.......................              Director                  1,006 shares           *
3560 Deerfield Drive South
Salem, OR 97302
Morgan Gust..........................              Director                  1,412 shares           *
Giant Industries, Inc.
23733 N. Scottsdale Road
Scottsdale, AZ 85255
Directors and officers as a group+...                 --                          --                *

---------------

*    Less than 1.0%

** The Stewart Horejsi Trust may be deemed to beneficially own the 12,735 shares of Common Stock directly beneficially owned by Badlands. The Stewart Horejsi Trust disclaims such beneficial ownership.

*** An "interested person" of the Fund as defined under the Investment Company Act. Mr. Horejsi may be deemed to be an interested person as a result of the relationships described in the following note and under "Information Concerning the Soliciting Shareholders."

+ Mr. Horejsi may be deemed to beneficially own the 2,073,430 shares, 1,581,665 shares and 12,735 shares of Common Stock directly beneficially owned by HI, the Brown Trust and Badlands, respectively, as of January 20, 1998. Mr. Horejsi disclaims all such beneficial ownership.

++ 7,169 shares of the Fund are held by Flaherty & Crumrine, of which the reporting person is a shareholder and director and, therefore, such person is deemed to have an indirect beneficial interest in the respective share amounts.

                                THE SOLICITATION

     Proxies will be solicited by mail and, if necessary to obtain the requisite shareholder representation, by telephone, personal interview or by other means. In addition, HI has retained Georgeson to assist and to provide advisory services in connection with this proxy solicitation for which it will be paid a fee of $20,000 and will be reimbursed for reasonable out-of-pocket expenses. HI will indemnify Georgeson against certain liabilities and expenses in connection with this proxy solicitation, including liabilities under the federal securities laws. Georgeson has advised HI that approximately 25 of Georgeson's employees will provide assistance in connection with the proxy solicitation. Other than the nominees and such employees of Georgeson, no officers, directors or employees of the Soliciting Shareholders will solicit proxies.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward this Proxy Statement and the accompanying BLUE proxy card to the beneficial owner of shares of Common Stock for whom they hold of record and HI will reimburse them for their reasonable out-of-pocket expenses.

     The expenses related to this proxy solicitation will be borne by HI. HI estimates that the total amount of expenses to be incurred by it in this proxy solicitation will be approximately $100,000. Expenses to date have been approximately $40,000. HI intends to seek reimbursement from the Fund for expenses incurred in connection with the solicitation of proxies for the election of Messrs. Horejsi and Duff as directors (which reimbursement may require regulatory relief). HI does not, however, intend to submit the question of such reimbursement to a vote of the Fund's shareholders.

     If you have any questions concerning this Proxy Solicitation or need assistance to execute and deliver your BLUE proxy card, please contact Georgeson & Company Inc. at:

                        [GEORGESON & COMPANY INC. LOGO]
                               Wall Street Plaza
                            New York, New York 10005
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

Dated: March 17, 1998

                                                                       EXHIBIT 1

                  ALL SECURITIES OF THE FUND PURCHASED OR SOLD
            WITHIN THE PAST TWO YEARS BY THE SOLICITING SHAREHOLDERS

     Except as disclosed in this Proxy Statement, neither the Soliciting Shareholders nor their nominees for election to the Board of Directors of the Fund has, or had, any interest, direct or indirect, by security holdings or otherwise, in the Fund. The following table sets forth certain information with respect to direct purchases and dispositions of shares of Common Stock by the Soliciting Shareholders. Mr. Duff does not currently own any shares of Common Stock. On February 23, 1998, HI transferred 2,000 shares of Common Stock (of which 1,000 shares had been purchased on December 22, 1997 and 1,000 shares had been purchased on December 23, 1997) to the Brown Trust in order statement in order to resolve any possible question as to whether the acquisition of such shares was permitted under applicable law. Except as described in the preceding sentence, neither the Soliciting Shareholders nor any of their nominees for election to the Board of Directors of the Fund has sold any shares of Common Stock in the last two years.

                                 HOREJSI, INC.

        DATE           NUMBER OF SHARES PURCHASED
        ----           --------------------------
07/22/96.............            20,000
07/23/96.............            28,400
07/24/96.............            24,800
07/25/96.............             4,000
07/29/96.............            80,400
07/31/96.............           100,000
08/02/96.............            50,000
08/05/96.............            10,000
09/09/96.............           199,300
09/10/96.............            78,200
09/11/96.............            55,000
09/12/96.............            53,000
09/16/96.............            87,800
09/17/96.............            12,700
09/18/96.............            28,000
09/19/96.............            31,000
09/20/96.............            15,000
09/23/96.............            30,000
09/24/96.............           100,000
09/25/96.............            30,000
09/26/96.............            10,000
09/30/96.............            30,000
10/01/96.............            32,500
10/02/96.............             6,000
10/03/96.............            10,000
10/04/96.............             8,400
10/08/96.............            18,100
10/16/96.............           147,600
10/17/96.............            12,700
10/18/96.............             4,700
10/22/96.............            34,000
10/23/96.............            21,000
10/24/96.............            20,000

        DATE           NUMBER OF SHARES PURCHASED
        ----           --------------------------
10/25/96.............             6,000
10/28/96.............            53,900
11/04/96.............            12,100
11/05/96.............             5,000
11/06/96.............             9,500
11/08/96.............             4,600
11/11/96.............            46,900
11/12/96.............             7,000
11/13/96.............             9,000
11/15/96.............            46,700
11/19/96.............             4,300
11/20/96.............             8,200
11/21/96.............             2,800
11/22/96.............            34,900
11/25/96.............            21,100
11/26/96.............            33,000
11/27/96.............             4,000
12/02/96.............             3,000
12/03/96.............             7,000
12/04/96.............            10,300
12/05/96.............            17,500
12/06/96.............            16,000
12/09/96.............            16,600
12/11/96.............            25,600
12/12/96.............            30,000
12/16/96.............             8,000
12/17/96.............            27,000
12/18/96.............            15,000
12/19/96.............            21,500
12/20/96.............            17,500
12/22/97.............             1,000
12/23/97.............             1,000

                    DATE                         NUMBER OF SHARES SOLD
                    ----                         ---------------------
02/23/98.....................................             2,000

HI financed a portion of the above-described purchases of Common Stock with funds borrowed pursuant to a margin account, $1,630,841 of which indebtedness was outstanding as of January 31, 1998.

LOLA BROWN TRUST NO. 1B

        DATE           NUMBER OF SHARES PURCHASED
        ----           --------------------------
12/23/96.............            13,000
12/24/96.............             1,800
12/26/96.............             3,800
12/27/96.............             8,700
12/30/96.............               700
01/08/97.............             6,300
01/09/97.............             3,700
01/10/97.............             3,000
01/13/97.............             3,900
01/14/97.............               600
01/15/97.............             9,000
01/16/97.............             3,700
01/17/97.............             9,100
01/20/97.............             8,700
01/22/97.............            15,000
01/23/97.............             6,000
01/24/97.............             5,000
01/27/97.............             3,700
01/28/97.............            12,200
01/29/97.............               500
01/30/97.............             4,000
01/31/97.............             5,000
02/04/97.............             8,500
02/05/97.............             5,100
02/06/97.............             3,800
02/07/97.............               700
02/10/97.............             4,000
02/11/97.............             2,100
02/12/97.............             2,000
02/18/87.............            30,000
02/19/97.............             8,200
02/20/97.............            12,900
02/21/97.............             3,500
02/27/97.............               100
02/28/97.............               200
03/04/97.............            33,500
03/05/97.............             6,600
03/06/97.............             9,000
03/10/97.............            14,000
03/11/97.............             1,400
03/12/97.............             5,400
03/13/97.............            14,100
03/14/97.............             1,000
03/17/97.............            42,500
03/19/97.............            29,700
03/20/97.............             3,300
03/21/97.............            32,000

        DATE           NUMBER OF SHARES PURCHASED
        ----           --------------------------
03/24/97.............            12,800
03/25/97.............            18,000
03/26/97.............            16,500
03/27/97.............             7,300
03/31/97.............               200
04/01/97.............             5,800
04/02/97.............             9,000
04/03/97.............            23,400
04/04/97.............            14,000
04/08/97.............             4,300
04/09/97.............            20,500
04/10/97.............             3,000
04/11/97.............            14,600
04/14/97.............             1,600
04/15/97.............             1,400
04/16/97.............             7,700
04/22/97.............             6,600
04/23/97.............               400
04/24/97.............             1,100
05/01/97.............             9,400
05/02/97.............            12,600
05/09/97.............             9,000
05/13/97.............            10,000
05/19/97.............            37,800
05/20/97.............             1,200
05/22/97.............             8,000
06/13/97.............           320,000
06/20/97.............            20,000
06/26/97.............            15,000
07/14/97.............           208,600
07/15/97.............               200
07/22/97.............            22,800
07/23/97.............            40,000
07/28/97.............            21,000
08/08/97.............            20,000
08/11/97.............             8,700
08/13/97.............            15,000
08/14/97.............             1,600
08/15/97.............            15,000
08/20/97.............            25,500
08/22/97.............            18,300
08/25/97.............             3,700
08/26/97.............             6,700
08/27/97.............             1,600
08/28/97.............             5,200
09/05/97.............             3,800
09/08/97.............             4,000

        DATE           NUMBER OF SHARES PURCHASED
        ----           --------------------------
09/09/97.............               800
09/10/97.............             3,700
09/11/97.............             7,500
09/12/97.............             5,600
09/15/97.............             3,600
09/16/97.............               800
09/18/97.............             4,400
09/19/97.............            21,700

        DATE           NUMBER OF SHARES PURCHASED
        ----           --------------------------
10/14/97.............            27,265
12/16/97.............            20,000
12/17/97.............            25,000
12/18/97.............            10,200
12/19/97.............             7,200
01/26/98.............               100
02/23/98.............             2,000

The Lola Brown Trust financed a portion of the above-described purchases of Common Stock with funds borrowed pursuant to a margin account, $16,429,402 of which indebtedness was outstanding as of January 31, 1998.

BADLANDS TRUST COMPANY

                    DATE                       NUMBER OF SHARES PURCHASED
                    ----                       --------------------------
10/14/97.....................................            12,735
                                                         ------

                                                                       EXHIBIT 2

          FUNDAMENTAL INVESTMENT OBJECTIVE, POLICIES AND RESTRICTIONS
                               CURRENTLY IN FORCE

     According to the Prospectus, dated February 11, 1993 (the "Prospectus"), relating to the Fund's Common Stock, the Fund's fundamental investment objective, policies and restrictions are as follows:

  Investment Objective

     The Fund's investment objective is high current income for holders of its Common Stock consistent with preservation of capital. The Fund's investment objective may not be changed without Shareholder Approval (as defined below).

  Concentration Policy

     The Fund's policy is to concentrate its investments in utility companies and companies in the banking industry so that, under normal market conditions, at least 25% of the Fund's total assets will be invested in securities issued by utilities and an additional 25% or more of its total assets will be invested in securities issued by companies in the banking industry. If adverse economic conditions prevail in either or both of these industries at some future date, the Fund, for defensive purposes, temporarily may invest less than 25% of its total assets in the affected industry or industries. This concentration policy is a fundamental policy of the Fund and cannot be changed without Shareholder Approval.

  Investment Restrictions

     The Fund has adopted certain fundamental investment restrictions that may not be changed without prior Shareholder Approval. Under its fundamental restrictions, the Fund may not:

     1. Purchase securities (other than Governmental Securities) of any issuer if as a result of the purchase more than 5% of the value of the Fund's total assets would be invested in the securities of the issuer, except that up to 25% of the value of the Fund's total assets may be invested without regard to this 5% limitation.

     2. Purchase more than 10% of the voting securities of any one issuer, or more than 10% of the securities of any class of any one issuer, except that (i) this limitation is not applicable to the Fund's investments in Government Securities and (ii) up to 25% of the value of the Fund's total assets may be invested without regard to this 10% limitation.

     3. Borrow money, except for temporary or emergency purposes, or in connection with repurchases of its shares or for clearance of transactions, and then only in amounts not exceeding 10% of its total assets (not including the amount borrowed) and as otherwise described in the Prospectus. When the Fund's borrowings exceed 5% of the value of its total assets, the Fund will not make any additional investments.

     4. Sell securities short or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions, but the Fund may make margin deposits in connection with transactions in futures contracts, options on futures contracts and options on securities and securities indices, and may make short sales of securities "against the box."

     5. Underwrite any issue of securities, except to the extent that the sale of portfolio securities may be deemed to be an underwriting.

     6. Purchase, hold or deal in real estate or oil and gas interest, except that the Fund may invest in securities secured by real estate or interests in real estate.

     7. Invest in commodities, except that the Fund may enter into futures contracts, including interest rate and stock index futures contracts, and may purchase options and write covered options on futures contracts, securities and stock indices, as described in the Prospectus.

     8. Lend any funds or other assets, except through purchasing debt securities, lending portfolio securities and entering into repurchase agreements consistent with the Fund's investment objective.

     9. Issue senior securities other than preferred stock.

     10. Invest more than 25% of its total assets in the securities of issuers in any single industry other than each of the utilities industry and the banking industry, except that this limitation will not be applicable to the purchase of Government Securities.

     11. Make any investments for the purpose of exercising control or management of any company.

  Shareholder Approval

     The Fund's investment objective, policy of concentrating in the utilities and banking industries and investment restrictions set forth above cannot be changed without the prior approval of the holders of a majority of the Fund's outstanding voting securities, voting as a single class, and approval of the holders of a majority of the Fund's outstanding Preferred Stock, voting as a separate class. A "majority of the Fund's outstanding voting securities" for this purpose means the lesser of (i) 67% or more of the shares of Common Stock and Preferred Stock present at a meeting of shareholders, voting as a single class, if the holders of more than 50% of such shares are present or represented by proxy at the meeting, or (ii) more than 50% of the outstanding shares of Common Stock and Preferred Stock, voting as a single class. A majority of the Fund's outstanding Preferred Stock for this purpose is determined in a similar manner, by applying the percentages in the previous sentence to shares of Preferred Stock.

--------------------------------------------------------------------------------

  THIS PROXY IS SOLICITED IN OPPOSITION TO THE BOARD OF DIRECTORS OF PREFERRED INCOME MANAGEMENT FUND BY HOREJSI, INC. AND THE OTHER SOLICITING SHAREHOLDERS
            NAMED IN THE ACCOMPANYING PROXY STATEMENT IN OPPOSITION

PROXY FOR THE APRIL 17, 1998 ANNUAL MEETING OF SHAREHOLDERS OF PREFERRED INCOME
                          MANAGEMENT FUND INCORPORATED

   The undersigned holder of shares of Common Stock of Preferred Income Management Fund Incorporated, a Maryland corporation (the "Fund"), hereby appoints Stewart R. Horejsi and Stephen C. Miller, and each of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Fund to be held at the offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, 47th Floor, New York, New York 10022 at 9:00 a.m., on April 17, 1998, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Proxy Statement in Opposition of the Soliciting Shareholders and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, than that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

IMPORTANT:

Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED IN PROPOSAL 1 BELOW AND FOR THE RATIFICATION OF THE FUND'S INDEPENDENT ACCOUNTANTS NAMED IN PROPOSAL 2 BELOW.

Please refer to the Proxy Statement in Opposition for a discussion of the Proposal.

1. ELECTION OF DIRECTORS

    [ ]  FOR all nominees listed below                           [ ]  WITHHOLD AUTHORITY to vote for all nominees
         (except as marked to the contrary)                           listed below

 Stewart R. Horejsi (Class I Director)          James G. Duff (Class I Director)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL, WRITE HIS OR HER
                            NAME ON THE LINE BELOW):

--------------------------------------------------------------------------------
             (Continued and to be dated and signed on reverse side)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. TO RATIFY THE SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT ACCOUNTANTS FOR THE FUND.

      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

The Soliciting Shareholders recommend that the shareholders vote FOR the election of all nominees named in Proposal 1 and FOR the ratification of the independent accountants for the Fund.

IMPORTANT:

Please sign exactly as name appears hereon or on the proxy card previously sent to you. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other duly authorized officer.

                                                Date:

                                                 -------------------------------

                                                --------------------------------
                                                Signature(s)

                                                --------------------------------
                                                Title (If applicable)

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general rules for signing proxy cards may be of assistance to you and may avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

     3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

                      REGISTRATION                               VALID SIGNATURE
                      ------------                               ---------------
Corporate Accounts
  1. ABC Corp............................................  ABC Corp.
  2. ABC Corp............................................  John Doe, Treasurer
  3. ABC Corp., c/o John Doe Treasurer...................  John Doe
  4. ABC Corp. Profit Sharing Plan.......................  John Doe, Trustee
Trust Accounts
  1. ABC Trust...........................................  Jane B. Doe, Trustee
  2. Jane B. Doe, Trustee, u/t/d 12/28/78................  Jane B. Doe
Custodian or Estate Accounts
  1. John B. Smith, Cust. ...............................  John B. Smith
     f/b/o John B. Smith, Jr. UGMA
  2. John B. Smith.......................................  John B. Smith, Jr., Executor